Exhibit 10.1

P&F INDUSTRIES, INC.

445 Broadhollow Road, Suite 100

Melville, New York 11747

July 24, 2012

Richard A. Horowitz

c/o P&F Industries, Inc., Suite 100

445 Broadhollow Road

Melville, New York 11747

Dear Mr. Horowitz:

Reference is made to the attached letter from Capital One Leverage Finance Corp. (“Lender”) relating to the Subordinate Note and Subordinated Debt Documents, as such terms are each defined in the Subordination and Intercreditor Agreement between you and Lender dated as of October 25, 2010.

Please signify your willingness to accept prepayment of the Subordinated Note and confirm that the amount owed thereunder is principal of $250,000.00 plus accrued interest of $6,301.39 as of the date hereof.

P & F INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer

ACCEPTED AND AGREED BY:

/s/ Richard A. Horowitz
Richard A. Horowitz

Exhibit 10.1

Capital One Bank	Capital One Levererage Finance Corp.
275 Broadhollow Road
Melville, NY 11747

July 24, 2012

P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville, New York 11747

Attn:	Joseph Molino

Chief Financial Officer

Re:	Loan and Security Agreement dated as of October 25, 2010 (as amended, the “Loan Agreement”) among P&F Industries, Inc., (“P&F”), Florida Pneumatic Manufacturing Corporation, (“Florida Pneumatic”), Hy-Tech Machine, Inc., (“Hy-Tech”), and Nationwide Industries, Inc. (“Nationwide”), as Borrowers, certain subsidiaries and affiliates of the Borrowers as Guarantors, certain financial institutions named therein as lenders (the “Lenders”), and Capital One Leverage Finance Corp., as Agent (the “Agent”).

Dear Mr. Molino:

We refer to the above-referenced Loan Agreement, as well as the Subordination and Intercreditor Agreement by and between Richard Horowitz and the Agent dated as of October 25, 2010 (the “RAH Subordination Agreement”). Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

Notwithstanding anything to the contrary in the Loan Agreement or in the RAH Subordination Agreement, the Agent and Lenders hereby affirm and acknowledge their consent to the Borrowers and Guarantors making a prepayment to Richard Horowitz to pay in full the outstanding principal balance plus accrued interest owing under the Subordinated Note and Subordinated Debt Documents (as such terms are defined in the RAH Subordination Agreement); provided, however, that any such payment shall be disregarded for purposes of calculating Excess Cash Flow.

Except as specifically set forth herein, the Loan Agreement remains unmodified and in full force and effect in accordance with its terms.

Very truly yours,

CapiTal One Leverage Finance Corp.,

as Agent and sole Lender

By: /s/ Julianne Low

Name: Julianne Low

Title: Vice President